EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Flora Growth Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
						Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value
Fees to Be Paid	Equity	Warrants
Fees to be paid	Other	Units
Fees to be paid	Unallocated (universal shelf)	Unallocated (universal shelf)	457(o)	(1)	(2)	$80,000,000 (1)	$110.20 per $1,000,000	$8,816(3)
						Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, no par value							F-3	333-267585	October 5, 2022
Carry Forward Securities	Equity	Warrants							F-3	333-267585	October 5, 2022
Carry Forward Securities	Other	Units							F-3	333-267585	October 5, 2022
Carry Forward Securities	Unallocated (universal shelf)	Unallocated (universal shelf)	457(o)	(5)		$20,000,000 (4)	$92.70 per $1,000,000		F-3	333-267585	October 5, 2022	$1,854(4)
	Total Offering Amounts					$80,000,000		$8,816
	Total Fees Previously Paid							-
	Total Fee Offsets							$1,854
	Net Fee Due							$6,962

(1)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $80,000,000.00. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered on the Company’s Registration Statement on Form F-3 (No. 333-267585) filed on September 23, 2022, and declared effective on October 5, 2022 (the “Prior Registration Statement”). The filing fees previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.